TECHNE CORPORATION RELEASES UNAUDITED SECOND QUARTER
                  RESULTS FOR FISCAL YEAR 2006

Minneapolis/January 31, 2006/--Techne Corporation's (NASDAQ: TECH) consolidated net earnings increased 10.6% to $16.5 million or $.42 per diluted share for the quarter ended December 31, 2005 compared with $14.9 million or $.36 per diluted share for the quarter ended December 31, 2004. For the six months ended December 31, 2005, Techne's consolidated net earnings increased 15.1% to $33.5 million or $.84 per diluted share compared with $29.1 million or $.70 per diluted share for the six months ended December 31, 2004.

Consolidated net earnings and diluted earnings per share were negatively impacted by the decline in exchange rates used to covert R&D Europe results from British pounds to U.S. dollars and stock option related compensation expense from the adoption of Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No. 123R). The acquisitions of Fortron Bio Science, Inc. and BiosPacific, Inc. on July 1, 2005 and an accelerated stock buyback transaction ("ASB") on March 1, 2005 had positive impacts. The impact of these items on comparable earnings and diluted earnings per share is summarized as follows:

                                 Periods Ended December 31, 2005
                         ---------------------------------------------------
                               Second Quarter        Fiscal Year to Date
                         ------------------------- -------------------------
                            Net   % of Net Diluted   Net    % of Net Diluted
                         Earnings   Sales    EPS   Earnings   Sales     EPS
                         -------- -------- ------- -------- -------- -------
                         ($000's)                  ($000's)
Net Earnings
  as Reported             $16,514   34.4%   $0.42   $33,515   35.0%   $0.84
 Stock Option Expense(1)      737    1.5%    0.02       949    1.0%    0.03
 Foreign Exchange (1)         285    0.6%      --       353    0.4%    0.01
 Earnings from
  Acquisitions (1)           (100)  (0.2%)     --      (283)  (0.3%)  (0.01)
 ASB                                        (0.03)                    (0.05)
                         -------- -------- ------- -------- -------- -------
                          $17,436   36.3%   $0.41   $34,534   36.1%   $0.82

Periods ended 12/31/04    $14,934   35.3%   $0.36   $29,126   35.0%   $0.70
Change                      16.8%           13.9%     18.6%           12.9%

     (1) Net of income taxes

Consolidated net sales for the three and six months ended December 31, 2005 were $48.0 million and $95.7 million, respectively. This was an increase of 13.7% and 15.1% from the three and six months ended December 31, 2004, respectively. R&D Systems' Biotechnology Division net sales for the three and six months ended December 31, 2005 were $29.0 million and $58.7 million, increases of 16.5% and 15.6%, respectively. R&D Europe's net sales for the three and six months ended December 31, 2005 were $13.1 million and $25.0 million, increases of 1.9% and 4.6%, respectively. In British pound sterling, R&D Europe's net sales increased 10.6% and 10.3% for the three and six months ended December 31, 2005, respectively. R&D Systems' Hematology Division net sales for the quarter were $3.8 million, a decrease of 16.3%, mainly as a result of a large OEM customer changing to a new primary vendor in January 2005. Included in net sales for the three and six months ended December 31, 2005 was $2.2 million and $4.8 million, respectively, of net sales from Fortron Bio Science, Inc. and BiosPacific, Inc., which were acquired effective July 1, 2005.

                                  Periods Ended December 31
                       ---------------------------------------------------
($000's)                   Second Quarter           Fiscal Year to Date
                       ------------------------  ------------------------
                         2006     2005   Change   2006      2005   Change
                       -------  -------  ------  -------  -------  ------
Net Sales as Reported  $48,029  $42,247   13.7%  $95,738  $83,166   15.1%
 Foreign Exchange        1,110             2.7%    1,355             1.6%
 Acquisitions           (2,180)           (5.2%)  (4,780)           (5.7%)
                       -------  -------  ------  -------  -------  ------
                       $46,959  $42,247   11.2%  $92,313  $83,166   11.0%


Consolidated gross margins were 77.7% in the second quarter of fiscal 2006 as compared to 76.7% in the first quarter of fiscal 2006. For the six months ended December 31, 2005, consolidated gross margins were 77.2%. Excluding Fortron and BiosPacific, gross margins were 79.8% compared to 78.8% in the second quarter of fiscal 2005 and 79.5% compared to the 78.6% in the six months ended December 31, 2004. This increase was the result of a favorable mix of higher margin Biotechnology Division sales as compared to Hematology and R&D Europe sales. Gross margins for Fortron and BiosPacific operations of 34.5% and 35.0% for the quarter and six months ended December 31, 2005, respectively were negatively affected by purchase accounting related to inventory acquired.

Selling, general and administrative expenses as a percent of net sales increased to 16.6% and 15.1% for the three and six month periods ended December 31, 2005, respectively, primarily because the adoption of SFAS No. 123R related to stock option compensation added $1.1 million of expense for the three months ended December 31, 2005. Excluding the impact of adopting SFAS No. 123R, selling, general and administrative expense as a percent of net sales decreased to 14.3% from 14.9% for the three months ended December 31, 2005 and 2004, respectively, and to 13.6% from 14.3% in the six month periods ended December 31, 2005 and 2004, respectively.

Stock compensation expense during the three months ended December 31, 2005 primarily resulted from stock options granted to the Company's non-employee members of the Board of Directors upon their annual reelection, which occurred at the Company's October annual meeting, or their initial appointment. As a result of adopting SFAS No. 123R, estimated total compensation expense of approximately $1.7 million or $.04 per diluted share is anticipated for fiscal 2006 of which approximately $300,000 remains to be expensed in the last six months of the fiscal year.

The dollar increases in selling, general and administrative expenses were also impacted by the acquisitions of Fortron and BiosPacifc.

                                    Periods Ended December 31
                       --------------------------------------------------
($000's)                   Second Quarter           Fiscal Year to Date
                       ------------------------  ------------------------
                         2006     2005   Change   2006      2005   Change
                       -------  -------  ------  -------  -------  ------
S,G&A as Reported       $7,980   $6,290   26.9%  $14,434  $11,924   21.0%
 Stock Option Expense   (1,106)          (17.6%) (1,376)           (11.5%)
 Acquisitions             (308)           (4.9%)   (674)            (5.6%)
                       -------  -------  ------  -------  -------  ------
                        $6,566   $6,290    4.4%  $12,384  $11,924    3.9%

Second quarter expenses are also higher than in the first quarter mainly because of costs associated with production and printing of the R&D Systems' 2006 catalog.

The Company allocated approximately $12.8 million to goodwill and $7.1 million to other intangible assets arising from the acquisition of Fortron and BiosPacific. The intangible assets, mainly trade names and customer and supplier relationships, are being amortized over lives of one to eight years and amortization expense of $272,000 and $543,000 was recorded for the quarter and six months ended December 31, 2005, respectively, related to these assets.

In March 2005, the Company repurchased approximately 2.9 million shares of its common stock under an ASB for an initial value of approximately $100 million. The ASB agreement was subject to a market price adjustment provision that was settled on December 30, 2005 for $26.0 million based on the volume weighted average price during the nine-month period ended in December 23, 2005.

Forward Looking Statements:
This earnings release contains forward-looking statements within the meaning of the Private Litigation Reform Act. These statements, including our expectations as to the estimated compensation expense resulting from stock option expensing, involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the integration of the recent acquisitions, the introduction and acceptance of new biotechnology and hematology products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, the retention of hematology OEM and proficiency survey business, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships. For additional information concerning such factors, see the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in this release due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.

Use of Non-GAAP Financial Measures:
The non-GAAP financial measures used in this press release quantify the impact of adopting Financial Accounting Standards Board (FASB) Statement of Accounting Standards No. 123 (Revised 2004), Share-Based Payments (SFAS No.
123R) related to the expensing of stock option compensation, the decline in exchange rates used to covert R&D Europe results from British pounds to U.S. dollars, the acquisitions of Fortron Bio Science, Inc. and BiosPacific, Inc on July 1, 2005 and an accelerated stock buyback transaction ("ASB") on March 1, 2005 on reported net sales, selling, general and administrative expenses, net earnings and earnings per share for the three and six months ended December 31, 2005 as compared to the reported amounts for the same periods ended December 31, 2004. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these non-GAAP financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.


                    *  *  *  *  *  *  *  *  *  *  *  *  *  *

Techne Corporation has two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England. R&D Systems is a specialty manufacturer of biological products. R&D Systems has two subsidiaries, Fortron Bio Science, Inc. (Fortron), located in Minneapolis, and BiosPacific, Inc. (BiosPacific), located in Emeryville, California. Fortron develops and manufactures antibodies and BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. R&D Europe is a distributor of biotechnology products.

Contact:  Greg Melsen, Chief Financial Officer
          Kathy Backes, Controller
          612) 379-8854



                            TECHNE CORPORATION
                    CONSOLIDATED STATEMENTS OF EARNINGS
                   (In thousands, except per share data)
                                (Unaudited)

                                     QUARTER ENDED    SIX MONTHS ENDED
                                    ----------------- -----------------
                                    12/31/05 12/31/04 12/31/05 12/31/04
                                    -------- -------- -------- --------
Net sales                            $48,029  $42,247  $95,738  $83,166
Cost of sales                         10,695    8,941   21,791   17,828
                                    -------- -------- -------- --------
Gross margin                          37,334   33,306   73,947   65,338

Operating expenses:
 Selling, general and administrative   7,980    6,290   14,434   11,924
 Research and development              4,574    4,619    9,291    9,307
 Amortization of intangible assets       492      306      984      611
                                    -------- -------- -------- --------
  Total operating expenses            13,046   11,215   24,709   21,842
                                    -------- -------- -------- --------
Operating income                      24,288   22,091   49,238   43,496
Other expense (income):
   Interest expense                      238      178      461      423
   Interest income                    (1,130)  (1,189)  (2,104)  (2,242)
   Other non-operating
    expense (income), net                281      416      492      882
                                    -------- -------- -------- --------
  Total other expense (income)          (611)    (595)  (1,151)    (937)
                                    -------- -------- -------- --------
Earnings before income taxes          24,899   22,686   50,389   44,433
Income taxes                           8,385    7,752   16,874   15,307
                                    -------- -------- -------- --------
Net earnings                        $ 16,514 $ 14,934 $ 33,515 $ 29,126
                                    ======== ======== ======== ========
Earnings per share:
 Basic                              $   0.42 $   0.36 $   0.86 $   0.71
 Diluted                            $   0.42 $   0.36 $   0.84 $   0.70
Weighted average common
 shares outstanding:
  Basic                               38,877   41,279   38,815   41,224
  Diluted                             39,761   41,681   39,730   41,678



                              TECHNE CORPORATION
                         CONSOLIDATED BALANCE SHEETS
                                  (In thousands)
                                    (Unaudited)

                                              12/31/05    6/30/05
                                              --------   --------
Cash and equivalents                          $ 68,728   $ 80,344
Short-term available-for-sale investments       24,532     16,790
Trade accounts receivable                       21,020     22,041
Other receivables                                  588      1,681
Inventory                                        9,950      7,758
Other current assets                             6,352      6,367
                                              --------   --------
  Current assets                               131,170    134,981
Available-for-sale investments                  44,152     41,871
Property and equipment, net                     88,265     89,036
Goodwill and intangible assets, net             33,013     14,138
Other non-current assets                        13,513     15,237
                                              --------   --------
  Total assets                                $310,113   $295,263
                                              ========   ========
LIABILITIES
Current liabilities                           $ 13,815   $ 14,016
Long-term debt                                  12,797     13,378
Stockholders' equity                           283,501    267,869
                                              --------   --------
  Total liabilities and equity                $310,113   $295,263
                                              ========   ========